UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 1, 2019

(Date of Report – date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada		M2J 4R3
(Address of Principal Executive Offices)		(Zip Code)

(647) 479-9828

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Shares, no par value	APTO	The Nasdaq Stock Market

Explanatory Note

On May 30, 2018, Aptose Biosciences, Inc. entered into a common shares purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire”), pursuant to which Aspire committed to purchase up to an aggregate of $20,000,000 of our common shares up and until April 7, 2020. As of May 1, 2019, $12,073,999 remained available for sale under the Purchase Agreement. On May 1, 2019, the registration statement from which sales may be made pursuant to the Purchase Agreement was changed to File No. 333-230218, as the previous registration statement on File No. 333-222909 is no longer effective because we became a “domestic issuer” effective January 1, 2019 under the rules of the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 5.1.	Opinion of McCarthy Tétrault LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 3, 2019

APTOSE BIOSCIENCES INC.

By:	/s/ Gregory K. Chow
Name:	Gregory K. Chow
Title:	Senior Vice President & Chief Financial Officer

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